Exhibit 3.51.1
ARTICLES OF INCORPORATION
OF
NAVIMAX CORPORATION
PURSUANT TO THE MARSHALL ISLANDS
BUSINESS CORPORATIONS ACT
The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporations Act, does hereby make, subscribe, acknowledge and file with the Registrar of Corporations this instrument for that purpose as follows:
A.	The name of the Corporation shall be: NAVIMAX CORPORATION

B.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now of hereafter be organized under the Marshall Islands Business Corporations Act.

C.	The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH 96960. The name of the Corporation’s Registered Agent at such address is The Trust Company of the Marshall Islands, Inc.

D.	The aggregate number of shares of stock that the Corporation is authorized to issue is Ten Thousand (10,000) registered shares with a par value of Ten (0.10) cents per share.

E.	The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporations Act may have.

F.	The name and address of the Incorporator is:

Name	Post Office Address

Robert G. Shaw	c/o Healy & Baillie, LLP
29 Broadway
New York, New York 10006
G.	The Board of Directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the bylaws of the Corporation.

H.	Corporate existence shall begin upon filing these Articles of Incorporation with the Registrar of Corporations as of the filing date stated on these Articles.
               IN WITNESS WHEREOF, I have executed this instrument on this 20th day of September, 2000.

Robert G. Shaw Incorporator
By:	/s/ Robert G. Shaw

NOTARIAL STATEMENT

State of New York	)
ss.:
County of New York	)
     On this 20th day of September, 2000, before me personally came Robert G. Shaw, known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that the execution thereof was his act and deed.

/s/ Dolores M. Fleck
Notary Public

DOLORES M. FLECK Notary Public, State of New York No. 24-1249267 Qualified in Kings County Certificate Filed in New York County Commission Expires Feb. 28, 2002

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